SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 5, 2005

SOFTBRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51118	41-2021446
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Meridian Crossings, Suite 800 Minneapolis, Minnesota		55423
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  (612) 851-1500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into Material Definitive Agreement.

Effective April 5, 2005, SoftBrands, Inc. executed an amendment to the Investor Agreement dated as of May 15, 2002 between SoftBrands and Info-Quest SA.  Info-Quest, which is one of the largest shareholders of SoftBrands, currently holds approximately 10% of the outstanding common stock of SoftBrands and nominated David Samuel to the Board of Directors of Softbrands.  The amendment terminates Info-Quest’s board visitation rights, and the right of Info-Quest to nominate a director, as well as other corporate governance rights held by Info-Quest.  The remainder of the Investor Agreement, including registration rights and the right of first refusal it contains, remains in effect.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

b.  Effective April 8, 2005, David Samuel resigned as a director of SoftBrands.

Item 9  Financial Statements and Exhibits.

10.1  Amendment No. 2 to Investor Agreement between SoftBrands, Inc. and Info-Quest SA dated April 5, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2005

SOFTBRANDS, INC.

/s/ David G. Latzke
David G. Latzke, Senior Vice President, Chief
Financial Officer and Secretary